SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:

April 17, 2003
(Date of earliest event reported)

SYBASE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19395	94-2951005
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Sybase Drive
Dublin, CA 94568
(Address of principal executive offices)

Registrant’s telephone number, including area code: (925) 236-5000

Item 7. Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description

99.1	Press Release of Sybase, Inc. issued on April 17, 2003

Item 9. (Information Provided Under Item 12. Disclosure of Results of Operations and Financial Condition.)

     On April 17, 2003, Sybase, Inc. issued a press release announcing its results for the three months ended March 31, 2003. The press release is attached as Exhibit 99.1.

Use of Pro Forma Financial Information

     To supplement our consolidated financial statements presented in accordance with GAAP, Sybase uses pro forma measures of operating results, net income and earnings per share, which are adjusted from GAAP-based results to exclude certain costs, expenses, expense reversals, and losses. These pro forma adjustments are provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future. Specifically, we believe the pro forma results provide useful information to both management and investors by excluding certain expenses that we believe are not indicative of our core operating results. In addition, since we have historically reported pro forma results to the investment community, we believe the inclusion of pro forma numbers provides consistency in our financial reporting. Further, these adjusted pro forma results are one of the primary indicators management uses for planning and forecasting in future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles.

SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYBASE, INC.

Date: April 17, 2003	By /S/ TERESA D. CHUH

Name: Teresa D. Chuh Title: Vice President and Associate General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Sybase, Inc. issued on April 17, 2003